UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Commission File No. 0-20572

PATTERSON COMPANIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PATTERSON COMPANIES, INC.

1031 MENDOTA HEIGHTS ROAD

ST. PAUL, MINNESOTA 55120

SUPPLEMENT TO PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS TO BE HELD SEPTEMBER 12, 2016

This supplement to proxy statement supplements and amends the proxy statement dated July 29, 2016, notice of which was first mailed to shareholders on or about July 29, 2016, in connection with the solicitation of proxies by the Board of Directors of Patterson Companies, Inc. for the annual meeting of shareholders to be held on Monday, September 12, 2016, beginning at 4:30 p.m. central time, at 1031 Mendota Heights Road, St. Paul, Minnesota 55120.

Except as supplemented or amended by the information contained in this supplement to proxy statement, all information set forth in the proxy statement remains unchanged. We urge you to read this supplement to proxy statement carefully and in its entirety together with the proxy statement.

If you have already submitted a proxy or voting instructions and do not wish to change your vote, you do not need to take any further action and your shares will be voted as originally directed by you. If you have not yet submitted a proxy or voting instructions or if you wish to change your vote, please be sure to vote over the Internet or by telephone or by requesting a printed set of the proxy materials be sent to you so that you may complete, sign, date and return a proxy card. Voting by any of these methods will not prevent you from voting in person if you choose to attend the annual meeting. Instructions regarding how to vote your shares are included in this supplement to proxy statement.

Only shareholders of record at the close of business on July 15, 2016 are entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on September 12, 2016

In accordance with rules and regulations adopted by the Securities and Exchange Commission, we are furnishing our proxy materials on the Internet. “Proxy materials” means the proxy statement, our 2016 Annual Report and any amendments or updates to these documents, including this supplement to proxy statement. Our proxy materials are available on the Internet to the general public at materials.proxyvote.com/703395.

The information in the proxy statement is supplemented and amended as follows:

Rescission and cancellation of portion of prior stock option grant

We have determined that unexercised stock options to purchase 38,062 shares of common stock granted on July 1, 2015 to Scott P. Anderson, our Chairman, President and Chief Executive Officer, exceeded the limit on the number of shares subject to equity awards that could be granted to any one participant in a calendar year under our Amended and Restated Equity Incentive Plan (the “2012 Incentive Plan”).

As previously reported, Mr. Anderson was granted the following equity awards under the 2012 Incentive Plan on July 1, 2015: (1) nonqualified stock options to purchase up to 42,698 shares of common stock, vesting 100% after three years, at an exercise price of $49.27 per share, (2) one-time special nonqualified stock options to purchase up to 250,000 shares of common stock, vesting 25% after three years, another 25% after four years and the remaining 50% after five years, at an exercise price of $56.66 per share, (3) a restricted stock award for 10,148 shares of common stock, vesting 20% each year, starting one year after the date of grant, and (4) performance units having a maximum estimated future payout of 35,216 shares of common stock, which vest only if performance criteria are met three years after the date of grant. The 2012 Incentive Plan limits the number of shares subject to equity awards that may be granted to any individual participant in any calendar year to 300,000 shares. Of the equity awards granted to Mr. Anderson during calendar year 2015, awards for 38,062 shares exceeded that limit. Consequently, a portion of Mr. Anderson’s one-time special nonqualified stock option to purchase up to 250,000 shares has been rescinded and cancelled, resulting in an option for the purchase of 211,938 shares of common stock, vesting 25% after three years, another 25% after four years and the remaining 50% after five years, at an exercise price of $56.66 per share. None of the stock options granted to Mr. Anderson during calendar year 2015 has been exercised.

Additional supplemental information

The following additional information is provided to illustrate the effects on certain compensation information presented in the proxy statement had the excess options never been granted in July 2015. Accordingly, the supplemental information below assumes that Mr. Anderson was issued options in July 2015 to purchase only up to (1) 42,698 shares of common stock at an exercise price of $49.27 per share and (2) 211,938 shares of common stock at an exercise price of $56.66 per share.

Summary Compensation Table

Assuming that the excess stock options had never been granted, the aggregate grant date fair value of stock options awarded to Mr. Anderson for the fiscal year ended April 30, 2016 (as reported in the Summary Compensation Table of the proxy statement in accordance with applicable rules of the Securities and Exchange Commission) would have been $2,498,856, and his total compensation for fiscal 2016 would have been $5,685,300.

Grants of Plan-Based Awards

Assuming that the excess stock options had never been granted, the information regarding estimated possible payouts under non-equity incentive plan awards for fiscal 2016 performance and equity incentive plan awards in fiscal 2016 to Mr. Anderson would be as follows:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (c)			All Other Stock Awards: Number of Shares of Stock		All Other Option Awards: Number of Securities Underlying		Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)(b)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(d)		Options (#)		Awards ($/Sh)	Awards ($)(e)
Scott P. Anderson	7/1/2015	230,000	920,000	1,610,000	4,402	17,608	35,216	-		-		-	999,958

	7/1/2015	-	-	-	-	-	-	-		42,698		49.27	481,206

	7/1/2015	-	-	-	-	-	-	10,148		-		-	499,992

	7/1/2015	-	-	-	-	-	-	-		211,938	(f)	56.66	2,017,650

	1/1/2016	-	-	-	-	-	-	3,804	(g)	-		-	42,985

(a)	Represents amounts that could have been paid under our Management Incentive Compensation Plan for service rendered during fiscal 2016.

(b)	Each executive had the opportunity to increase his or her targeted bonus potential as a percentage of base salary by 3% for each 1% that actual performance exceeded budgeted performance up to 105% of budgeted performance, and by 6% for each 1% thereafter, subject to a cap at a 175% payout for actual performance equal to 115% of budgeted performance.

(c)	Represents performance units which vest only if performance criteria are met three years after the grant date.

(d)	Represents restricted stock awards or restricted stock units subject to time-based vesting. These awards vest 20% each year, starting one year after the date of grant. Dividends declared and paid on shares of our common stock are accrued at the same rate on this restricted stock (dividend equivalents in the case of restricted stock units). Accrued amounts are forfeitable and not paid until the related award vests. No preferential dividends are paid on such awards.

(e)	Represents the grant date fair value of performance units, shares of restricted stock, stock options and restricted stock units awarded to each named executive officer, computed in accordance with FASB ASC Topic 718.

(f)	Represents one-time special nonqualified stock options which vest 25% after three years, another 25% after four years and the remaining 50% after five years. The option exercise price is set at 115% of the fair market value of the stock on the grant date, July 1, 2015.

(g)	Represents shares purchased under our Capital Accumulation Plan.

Outstanding Equity Awards at Fiscal Year-End

Assuming that the excess stock options had never been granted, the following table sets forth information concerning outstanding equity awards held by Mr. Anderson at fiscal year-end 2016:

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Scott P. Anderson	7/1/2015 7/1/2015 7/1/2014	- - -	42,698(a 211,938(d 20,200(a	) ) )	49.27 56.66 39.64	7/1/2025 7/1/2025 7/1/2024	4,640(b 31,568(e 6,967(f	) ) )	201,144 1,368,473 302,019	37,808(c) - -	1,638,977 - -

(a)	Represents nonqualified stock options which vest 100% after three years.

(b)	Represents restricted stock award which vests 20% each year, starting three years after the grant date. Grant dates for each executive are at the beginning of each fiscal year or when the executive is hired or promoted, if such date is after the initial grant at the beginning of the fiscal year.

(c)	Represents performance units which vest only if performance criteria are met three years after the grant date.

(d)	Represents one-time special nonqualified stock options which vest 25% after three years, another 25% after four years and the remaining 50% after five years.

(e)	Represents restricted stock award which vests 20% each year, starting one year after the grant date. Grant dates for each executive are at the beginning of each fiscal year or when the executive is hired or promoted, if such date is after the initial grant at the beginning of the fiscal year.

(f)	Represents restricted stock purchased under our Capital Accumulation Plan. The restriction period is three years from the grant date, unless an extension is elected by the plan participant.

Equity Compensation Plan Information

The following table provides information as of April 30, 2016 about our common stock that may be issued under our existing equity compensation plans, assuming the excess stock options had never been granted to Mr. Anderson:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,228,274	$50.15	7,565,187
Equity compensation plans not approved by security holders	-	-	-
Total	1,228,274	$50.15	7,565,187

Voting; Revocability of Proxies

Whether you hold shares directly as the shareholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the annual meeting. There are three ways to vote by proxy:

By Internet - Shareholders who receive a Notice Regarding the Availability of Proxy Materials may submit proxies over the Internet by following the instructions on the notice. Shareholders who receive a paper copy of a proxy card or voting instruction card provided by their broker, trustee or nominee by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

By Telephone - Shareholders of record may submit proxies by telephone by following the instructions set forth on the website listed on the Notice Regarding the Availability of Proxy Materials or the proxy card. You will need to have the control number that appears on your Notice Regarding the Availability of Proxy Materials or proxy card available when voting by telephone.

By Mail - Shareholders who request and receive a paper copy of the proxy card or the voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

If you have already submitted a proxy or voting instructions and, after reviewing this supplement to proxy statement, you wish to change your vote, you may do so by following the instructions below. If you have already submitted a proxy or voting instructions and do not wish to change your vote, you do not need to take any further action and your shares will be voted as originally directed by you.

If you are the shareholder of record, even after you have voted, you may change your vote or revoke your proxy at any time before the votes are cast at the meeting by (1) delivering a written notice of your revocation to our Corporate Secretary at our principal executive office, (2) executing and delivering a later dated proxy, or (3) appearing in person at the meeting, filing a written notice of revocation with our Corporate Secretary and voting in person the shares to which the proxy relates. Any written notice or later dated proxy should be delivered to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Les B. Korsh, or hand-delivered to Mr. Korsh before the vote at the meeting.

However, if your shares are held by a broker or other nominee, you will need to contact your broker or the nominee if you wish to revoke the proxy or voting instructions that you previously gave your broker or other nominee

Whether or not you plan to attend the annual meeting, please be sure to vote over the Internet or by telephone or by requesting that a printed set of the proxy materials be sent to you so that you may complete, sign, date and return the proxy card, so that your shares may be voted in accordance with your wishes. Voting by any of these methods will not prevent you from voting in person if you choose to attend the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Scott P. Anderson
Chairman, President and Chief Executive Officer

St. Paul, Minnesota

August 17, 2016